September 22, 2023

The 2023 ETF Series Trust

c/o Foreside Fund Services, LLC

Three Canal Plaza, Suite 100

Portland, ME 04101

Re:	Registration Statement on Form N-1A File Nos. 333-272579 and 811-23883 (the “Registration Statement”)

Ladies and Gentlemen:

We consent to the references to our firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

Morgan, Lewis & Bockius llp

1111 Pennsylvania Avenue, NW
Washington, DC 20004	+1.202.739.3000
United States	+1.202.739.3001